Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
ACE Consulting Management, Inc.
(A Development Stage Company)
San Gabriel, California

We hereby consent to the use in the Amendment No. 7 to the Registration Statement on Form S-1 (the “Registration Statement”) of our report dated March 30, 2012, relating to the balance sheets of ACE Consulting Management, Inc., a development stage company, (the “Company”) as of December 31, 2011 and 2010 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended, and for the period from September 19, 2003 (inception) through December 31, 2011, which report includes an explanatory paragraph as to an uncertainty with respect to the Company’s ability to continue as a going concern, appearing in such Registration Statement.  We also consent to the reference to our firm under the Caption “Experts” in such Registration Statement.

/s/ Li & Company, PC
Li & Company, PC

Skillman, New Jersey
December 5, 2012